UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

PhotoWorks, Inc.

(Exact name of registrant as specified in its charter)

0-15338

(Commission File Number)

Washington	91-0964899
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

71 Columbia Street, Seattle, WA 98104

(Address of principal executive offices, with zip code)

206-281-1390

(Registrant's telephone number, including area code)

[Former Name or Former Address, if applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

0225103.08

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2006, Registrant entered into Convertible Note and Warrant Purchase Agreements with respect to the sale by Registrant of convertible notes in the principal amount of $2,500,000 and warrants to purchase 1,250,000 shares of Common Stock. See Item 2.03 for the details of the transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)            On May 26, 2006, Registrant closed a $2,500,000 bridge financing. Registrant issued notes in the principal amount of $2,500,000 and issued warrants to purchase 1,250,000 shares of Common Stock. The notes bear interest at 10% per annum and interest is payable quarterly commencing June 30, 2006. The principal and accrued interest is due and payable March 29, 2011.

In the events that Registrant completes an equity financing on or prior to September 30, 2007 in the amount of at least $2,000,000 , the notes will automatically convert into shares of the class of equity issued in the financing at the same price. In the event such an equity financing is not completed by September 30, 2007, or in the event of a sale or merger of Registrant to or into another company prior to September 30, 2007, the notes will be convertible into common stock at $.54 per share.

The warrants are exercisable immediately and expire on March 29, 2011. The warrants have an exercise price of $.40 per share.

Item 3.02 Unregistered Sales of Equity Securities

On May 26, 2006, Registrant closed a bridge financing round that included convertible notes and warrants to purchase Common Stock. Registrant sold the notes and warrants directly and no underwriter was involved in the transaction.

The warrants are exercisable immediately and expire on March 29, 2011. The warrants have an exercise price of $.40 per share.

In the events that Registrant completes an equity financing on or prior to September 30, 2007 in the amount of at least $2,000,000, the notes will automatically convert into shares of the class of equity issued in the financing at the same price. In the event such an equity financing is not completed by September 30, 2007, or in the event of a sale or merger of Registrant to or into another company prior to September 30, 2007, the notes will be convertible into common stock at $.54 per share.

Registrant entered into an Investor Rights Agreement with each investor in the transaction whereby Registrant agreed to file a registration statement under the Securities Act with respect to shares of Common Stock issuable upon conversion of the notes and exercise of the warrants.

The notes and warrants were sold to investors who are accredited investors as defined in Rule 501 of Regulation D. The sale of the notes and warrants was exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D promulgated thereunder.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Convertible Note and Warrant Purchase Agreement dated as of May 26, 2006
10.2	Form of Warrant
10.3	Form of Convertible Note
10.4	Form of Investor Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhotoWorks, Inc.

Date: June 1, 2006	By: /s/ Philippe Sanchez

Philippe Sanchez

President

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